UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 28, 2015

CARPENTER TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

P.O. Box 14662 Reading, Pennsylvania		19612-4662
(Address of principal executive offices)		(Zip Code)

(610) 208-2000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On May 28, 2015, the Board of Directors (the “Board”) of Carpenter Technology Corporation (the “Company”) appointed Tony R. Thene to be the Company’s President and Chief Executive Officer and a member of the Board, effective July 1, 2015.  Mr. Thene will succeed Gregory A. Pratt, who has served as interim Chief Executive Officer since November 14, 2014 and who will remain on the Board and serve as interim Executive Chairman of the Board.

Mr. Thene, 54, joined the Company on January 31, 2013 as Senior Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Thene spent 23 years with Alcoa Inc. (“Alcoa”), a leading producer of primary and fabricated aluminum, most recently serving as the Chief Financial Officer for Alcoa’s Engineered Products and Solutions business headquartered in New York City. Prior to that role, Mr. Thene was Vice President & Controller for Alcoa and was responsible for all corporate and business technical accounting matters, including financial controls and all Securities Exchange Commission filings. Mr. Thene holds a bachelor’s degree in accounting from Indiana State University, Evansville, Indiana, and a Masters of Business Administration from Case Western Reserve University. He is also a Certified Public Accountant.

Mr. Thene’s compensation as President and Chief Executive Officer is set forth in an offer letter the Company delivered to Mr. Thene on June 1, 2015 (the “Offer Letter”).  Mr. Thene’s base salary will be increased to $700,000 per year effective July 1, 2015. Mr. Thene will also be eligible to participate in the Company’s Executive Bonus Compensation Plan for the fiscal year ending June 30, 2016 with a “target level” cash bonus of 100% of his salary. In connection with his promotion, the restricted stock unit award granted to Mr. Thene on April 28, 2015 will be cancelled and forfeited, effective July 1, 2015. The Company will grant an annual equity incentive award for the fiscal year ending June 30, 2016 to Mr. Thene with a grant date fair value of $2,200,000 and performance metrics and vesting criteria similar to those applicable to other executives.  Mr. Thene will be eligible to participate in the Company’s Deferred Compensation Plan, Executive Relocation Policy, Severance Pay Plan for Executives and Change of Control Severance Plan, as well as the Company’s other benefit programs.

The foregoing description of the material terms of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference. A copy of a press release issued by the Company on June 2, 2015 announcing Mr. Thene’s appointment as President and Chief Executive Officer is attached hereto as Exhibit 99.1.

There are no family relationships between Mr. Thene and any director or executive officer of the Company, and he has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Acting Chief Financial Officer

In connection with his appointment as President and Chief Executive Officer, Mr. Thene will resign as Senior Vice President and Chief Financial Officer. Timothy Lain, who joined the Company in June 2007 and is currently the Company’s Vice President-Controller and Chief Accounting Officer, will serve as acting Chief Financial Officer while the Company searches for a successor Chief Financial Officer.  No changes were made to Mr. Lain’s compensation as a result of his appointment as acting Chief Financial Officer.

Mr. Lain, 43, has been with the Company for eight years, initially serving as the Company’s Director — External Financial Reporting before being promoted to Vice President-Controller and Chief Accounting Officer in June 2013. Mr. Lain brings significant accounting, regulatory, financial reporting and management skills to the role of the Company’s acting principal financial officer. Mr. Lain holds a bachelor’s degree in Accounting from Temple University and is a Certified Public Accountant.

There are no family relationships between Mr. Lain and any director or executive officer of the Company, and he has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated June 1, 2015, by and between Carpenter Technology Corporation and Tony R. Thene.
99.1	Press Release dated June 2, 2015.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2015	CARPENTER TECHNOLOGY CORPORATION

	By	/s/ Tony R. Thene
Tony R. Thene

Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Offer Letter, dated June 1, 2015, by and between Carpenter Technology Corporation and Tony R. Thene.
99.1	Press Release dated June 2, 2015.